STOCK PURCHASE AGREEMENT

                                      AMONG

                             KEY ENERGY GROUP, INC.,

                        REO BROWNLEE, ELVIN BROWNLEE, JR.

                                       AND

                              ELVIN BROWNLEE, III.










                          Dated as of October 24, 1996

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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of October 24, 1996 by and among Key Energy Group, Inc., a Maryland corporation ("Key"), Reo Brownlee ("Reo"), Elvin Brownlee, Jr. ("Elvin Jr.") and Elvin Brownlee, III ("Elvin III"). Reo, Elvin Jr. and Elvin III are sometimes referred to herein individually as a "Shareholder" and collectively as the "Shareholders."


                                  WITNESSETH :

         WHEREAS, the Shareholders own 100,000 shares (the "Brownlee Shares") of common stock, par value $1.00 per share ("Brownlee Common Stock"), of Brownlee Well Service, Inc., a Texas corporation ("Brownlee"), which constitutes all of the issued and outstanding shares of capital stock of Brownlee; and

         WHEREAS, the Shareholders own 1,000 shares (the "Integrity Shares") of common stock, no par value ("Integrity Common Stock"), of Integrity Fishing and Rental Tools, Inc., a Texas corporation ("Integrity"), which constitutes all of the issued and outstanding shares of capital stock of Integrity; and

         WHEREAS, the Shareholders desire to sell to Key and Key desires to purchase from the Shareholders all of the issued and outstanding capital stock of Brownlee and Integrity.

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                PURCHASE AND SALE

         1.1. Purchase and Sale of Brownlee Shares and Integrity Shares. Subject to the terms and conditions of this Agreement, on the date hereof, the Shareholders agree to sell and convey to Key, free and clear of all Encumbrances (as defined in Section 2.1.9.1 hereof), and Key agrees to purchase and accept from the Shareholders, all of the Brownlee Shares and all of the Integrity Shares. In consideration of the sale of the Brownlee Shares, Key shall pay to the Shareholders an aggregate of $6,908,106, and in consideration of the sale of the Integrity Shares, Key shall pay to the Shareholders an aggregate of $91,894, for a total purchase price of $7,000,000, payable as follows: (i) $6,500,000 to be paid to the Shareholders by means of a wire transfer of immediately available funds to the account(s) designated in writing by the Shareholders and (ii) 61,069 shares (the "Key Shares") of common stock, par value $.10 per share, of Key ("Key Common Stock") to be issued to the Shareholders in accordance with
Section 4.2 hereof.


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         1.2. Delivery of Brownlee and Integrity Certificates.  The Shareholders
have delivered to Key (and Key acknowledges receipt of) duly and validly issued certificate(s) representing all of the Brownlee Shares and all of the Integrity Shares, each such certificate having been duly endorsed in blank and in good form for transfer or accompanied by stock powers duly executed in blank, sufficient and in good form to properly transfer such shares to Key.


                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

         2.1.     Representations and Warranties of the Shareholder.
Each of the Shareholders jointly and severally represents and warrants to Key as follows:

                  2.1.1. Organization and Standing. Each of Brownlee and Integrity is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business.

                  2.1.2. Agreement Authorized and its Effect on Other Obligations. Each of the Shareholders is a resident of Texas, above the age of 18 years, and has the legal capacity and requisite power and authority to enter into, and perform his obligations under this Agreement. This Agreement is a valid and binding obligation of each of the Shareholders enforceable against each of the Shareholders (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by the Shareholders will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Articles of Incorporation or Bylaws of either Brownlee or Integrity or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Brownlee, Integrity or any of the Shareholders is a party or by which Brownlee, Integrity or any of the Shareholders or their respective properties are bound.

     2.1.3. Capitalization of Brownlee. The authorized capitalization of Brownlee consists of 100,000 shares of Brownlee Common Stock, of which, as of
the  date  hereof,   100,000  shares  were  issued  and   outstanding  and  held
beneficially and of record by the Shareholders (the "Brownlee Shares"). On the date hereof, Brownlee does not have any A:\91637V4.W61 2
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         outstanding  options,  warrants,  calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Brownlee Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of Brownlee Common Stock is subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto.

                  2.1.4. Capitalization of Integrity. The authorized capitalization of Integrity consists of 1,000 shares of Integrity Common Stock, of which, as of the date hereof, 1,000 shares were issued and outstanding and held beneficially and of record by the Shareholders (the "Integrity Shares"). On the date hereof, Integrity does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Integrity Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of Integrity Common Stock is subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto.

                  2.1.5. Ownership of Brownlee Shares and Integrity Shares. The Shareholders hold good and valid title to all of the Brownlee Shares and all of the Integrity Shares, free and clear of all Encumbrances. The Shareholders possess full authority and legal right to sell, transfer and assign to Key the Brownlee Shares and the Integrity Shares, free and clear of all Encumbrances. Upon transfer to Key by the Shareholders of the Brownlee Shares and the Integrity Shares, Key will own the Brownlee Shares and the Integrity Shares free and clear of all Encumbrances. There are no claims pending or, to the knowledge of any of the Shareholders, threatened, against Brownlee, Integrity or any of the Shareholders that concern or affect title to either the Brownlee Shares or the Integrity Shares, or that seek to compel the issuance of capital stock or other securities of either Brownlee or Integrity.

                  2.1.6. No Subsidiaries. There is no corporation, partnership, joint venture, business trust or other legal entity in which either Brownlee or Integrity, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of at least a majority of the outstanding voting securities.

                  2.1.7. Financial Statements. The Shareholders have delivered to Key copies of the unaudited balance sheets attached hereto as
         Schedule 2.1.7 (the "9/30 Balance Sheets") and related statements of income of each of Brownlee and Integrity (collectively, the "9/30 Financial Statements"), as at and for the three months ended September 30, 1996 (the "Balance Sheet Date") for Brownlee and the nine months ended September 30, 1996 for Integrity. The 9/30 Financial Statements are complete in all material respects. The 9/30 Financial Statements present fairly the financial condition of each of Brownlee and Integrity as at the dates and for the periods indicated. The 9/30 Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent

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         basis. The accounts receivable reflected in the 9/30 Balance Sheets, or which have been thereafter acquired by either Brownlee or Integrity, have been collected or are collectible at the aggregate recorded amounts thereof less applicable reserves, which reserves are adequate. The inventories of each of Brownlee and Integrity reflected in the 9/30 Balance Sheets, or which have thereafter been acquired by either Brownlee or Integrity, consist of items of a quality usable and salable in the normal course of their business, and the values at which inventories are carried are at the lower of cost or market.

                  2.1.8. Liabilities. Except as disclosed on Schedule 2.1.8 hereto, neither Brownlee nor Integrity have any liabilities or obligations, either accrued, absolute or contingent, nor does any of the Shareholders have any knowledge of any potential liabilities or obligations, which would materially adversely affect the value and conduct of the business of either Brownlee or Integrity, other than those (i) reflected or reserved against in the 9/30 Balance Sheets or
         (ii) incurred in the ordinary course of business since the Balance Sheet Date.

                  2.1.9. Additional Information. Attached as Schedule 2.1.9 hereto are true, complete and correct lists of the following items:

                           2.1.9.1. Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by each of Brownlee and Integrity, with a description of the nature and amount of any Encumbrances thereon. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deed of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature;

     2.1.9.2. Machinery and Equipment. All rigs, carriers, rig equipment, machinery, transportation equipment, tools, equipment, furnishings, and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, by each of Brownlee and Integrity with a description of the nature and amount of any Encumbrances thereon; 2.1.9.3. Inventory. All inventory items or groups of inventory items owned by each of Brownlee and Integrity, excluding raw materials and work in process, which raw materials and work in process are valued on the 9/30 Balance Sheets, together with the amount of any Encumbrances thereon; 2.1.9.4. Intellectual Property. All patents, trademarks, copyrights and other intellectual property rights owned, licensed, or used by each of Brownlee
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 2.1.9.5.  Trade Names. All trade names,
assumed names and fictitious names used or held by each of Brownlee and Integrity, whether and where such names are registered and where used; 2.1.9.6. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of each of Brownlee and Integrity relating thereto or with respect to collateral securing the same; 2.1.9.7. Guaranties. All indebtedness, liabilities and commitments of others and as to which either Brownlee or Integrity are guarantors, endorsers, co-makers, sureties, or accommodation makers, or contingently liable therefor and all letters of credit, whether stand-by or documentary, issued by any third party; 2.1.9.8. Leases. All leases to which either Brownlee or Integrity are parties; and

                           2.1.9.9. Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by each of Brownlee and Integrity and all environmental audits, assessments, investigations and reviews conducted by each of Brownlee and Integrity within the last five years on any property owned or used by it.

     2.1.10. No Defaults. Except as is specified in Schedule 2.1.10 hereto, neither Brownlee nor Integrity are in default in any obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other agreement or arrangement. 2.1.11. Absence of Certain Changes and Events. Except as set forth in Schedule 2.1.11 hereto, other than as a result of the transactions contemplated by this Agreement, since the Balance Sheet Date, there has not been: 2.1.11.1. Financial Change. Any material adverse change in the financial condition, backlog, operations, assets, liabilities or business of either Brownlee or Integrity; 2.1.11.2. Property Damage. Any material damage, destruction, or loss to the business or properties of either Brownlee or Integrity (whether or not covered by insurance); 2.1.11.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of either the Brownlee Common Stock or the Integrity Common Stock, or any direct or indirect redemption, purchase or any other acquisition by either Brownlee or Integrity of any such stock;
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     2.1.11.4.  Capitalization Change. Any change in the capital stock or in the number of shares or classes of the authorized or outstanding capital stock of either Brownlee or Integrity as described in Sections 2.1.3 and 2.1.4 hereof;
2.1.11.5. Labor Disputes. Any labor disputes involving either Brownlee or Integrity; or 2.1.11.6. Other Material Changes. Any other event or condition known to any of the Shareholders particularly pertaining to and adversely affecting the operations, assets or business of either Brownlee or Integrity which would constitute a material adverse change.

                  2.1.12.  Taxes.

                           2.1.12.1. General Representations. All federal, state
                  and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs, duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Brownlee, Integrity, and each of the Shareholders (with respect to their distributive share of Integrity income) for each period for which any such returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Brownlee, Integrity or any of the Shareholders (to the extent of their distributive share of Integrity income); and the tax provisions reflected in the 9/30 Balance Sheets are adequate, in accordance with generally accepted accounting principles, to cover liabilities of each of Brownlee and Integrity at the date thereof for all taxes, including any assessed interest, assessed penalties and additions to taxes of any character whatsoever applicable to either Brownlee or Integrity or their assets or business. No waiver of any statute of limitations executed by Brownlee, Integrity or any of the Shareholders (to the extent of their distributive share of Integrity income) with respect to any income or other tax is in effect for any period. The income tax returns of Brownlee, Integrity or any of the Shareholders (with respect to their distributive share of Integrity income) have never been examined by the Internal Revenue Service or the taxing authorities of any other jurisdiction. There are no tax liens on any assets of either Brownlee, Integrity or any of the Shareholders (to the extent of their distributive share of Integrity income) except for taxes not yet currently due.

                           2.1.12.2. S-Corp Representations.  Integrity (i) made
                  an effective, valid and binding S election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), effective January 25, 1995, (ii) has since then maintained its status as an S corporation pursuant to Section 1361 of the Code without lapse or interruption, and (iii) has made and continuously maintained elections similar to the

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                  federal S election in each state or local  jurisdiction  where
                  Integrity does business or is required to file a tax return to the extent such states or jurisdictions permit such elections. Integrity neither is nor will or can be subject to the built-in gains tax under Section 1374 of the Code or any similar corporate level tax imposed on Integrity by any taxing authority. Integrity (i) has not adopted or utilized LIFO as a method of accounting for inventory, and (ii) has no other tax item, election, agreement or adjustment which will accelerate or trigger income or defer deductions of Integrity as a result of termination of Integrity's status as an S corporation.

                  2.1.13. Intellectual Property. To the knowledge of the Shareholders, each of Brownlee and Integrity own or possess licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") that are either material to its business or that are necessary for the rendering of any services rendered by it and the use or sale of any equipment or products used or sold by it, including all such Intellectual Property listed in Schedule 2.1.9 hereto. The Intellectual Property so owned or possessed by each of Brownlee and Integrity is owned or licensed free and clear of any Encumbrance. Neither Brownlee nor Integrity have granted to any other person any license to use any Intellectual Property. Neither Brownlee nor Integrity have received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by it of the Intellectual Property or otherwise in connection with the operation of its business.

                  2.1.14. Title to and Condition of Assets. Each of Brownlee and Integrity have good, indefeasible and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the 9/30 Balance Sheets (except for those assets transferred after the Balance Sheet Date as described in Schedule
         2.1.11 hereto) or in Schedule 2.1.9 hereto, free and clear of any Encumbrance of any nature whatsoever, except (i) Encumbrances reflected in the 9/30 Balance Sheets or in Schedule 2.1.9 hereto, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which either Brownlee or Integrity leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by either Brownlee or Integrity and in respect to which either Brownlee or Integrity have not taken adequate steps to prevent a default from occurring. The buildings and premises of each of Brownlee and Integrity that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All rigs, rig equipment, machinery, transportation equipment, tools and other major items of equipment of each of Brownlee and Integrity are in good operating condition and in a state of reasonable

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         maintenance and repair,  ordinary wear and tear excepted,  and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. To the
         knowledge  of  the  Shareholders,   all  such  assets  conform  to  all
         applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any such assets has been received by Brownlee, Integrity or any of the Shareholders, except such as have been fully complied with.

                  2.1.15. Contracts. To the knowledge of the Shareholders, all contracts, leases, plans or other arrangements to which either Brownlee or Integrity is a party, by which either is bound or to which either Brownlee or Integrity or the assets of either Brownlee or Integrity are subject are in full force and effect, and constitute valid and binding obligations of Brownlee or Integrity. Neither Brownlee, Integrity nor, to the knowledge of the Shareholders, any other party to any such contract, lease, plan or other arrangement, is in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No contract has been entered into on terms which could reasonably be expected to have an adverse effect on either Brownlee or Integrity. None of the Shareholders has received any information which would cause the Shareholder to conclude that any customer of either Brownlee or Integrity will (or is likely to) cease doing business with Brownlee or Integrity (or any successors thereto) as a result of the consummation of the transactions contemplated hereby.

                  2.1.16.   Licenses  and  Permits.  To  the  knowledge  of  the
         Shareholders, each of Brownlee and Integrity possess all permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, the
         "Permits") necessary under law or otherwise for it to conduct its business as now being conducted and to construct, own, operate, maintain and use its assets in the manner in which they are now being constructed, operated, maintained and used. To the knowledge of the Shareholders, each of such Permits and the rights of each of Brownlee and Integrity with respect thereto is valid and subsisting, in full force and effect, and enforceable by either Brownlee or Integrity subject to administrative powers of regulatory agencies having jurisdiction. Each of Brownlee and Integrity are in compliance in all material respects with the terms of such Permits. None of such Permits have been, or to the knowledge of the Shareholders, are threatened to be, revoked, canceled, suspended or modified.

                  2.1.17. Litigation. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which either Brownlee or Integrity are a party or, to the knowledge of the Shareholders, might become a party or which particularly affect either Brownlee or Integrity, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of either Brownlee or Integrity, pending or, to the knowledge of the Shareholders, threatened.


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                  2.1.18.  Environmental Compliance.

                           2.1.18.1. Environmental Conditions. There are no environmental conditions or circumstances, including, without limitation, the presence or release of any hazardous substance, on any property presently or previously owned by either Brownlee or Integrity, or on any property to which hazardous substances or waste generated by the operations of either Brownlee or Integrity or use of the assets of either Brownlee or Integrity were disposed of, which would result in a material adverse change in the business or business prospects of either Brownlee or Integrity;

                           2.1.18.2. Permits, etc. Each of Brownlee and Integrity has in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations, other than those that are not material to its business or operations, and is operating in compliance thereunder;

     2.1.18.3. Compliance. Neither the operations of each of Brownlee and Integrity nor the use of the assets of each of Brownlee and Integrity violate in any material respect any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 1609 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. ss. 2601 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 201 and ss. 300f et seq.), the Rivers and Harbors Act (33 U.S.C. ss. 401 et seq.), the Oil Pollution Act (33 U.S.C. ss. 2701 et seq.) and analogous federal, interstate, state and local requirements, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"); 2.1.18.4. Past Compliance. None of the operations or assets of either Brownlee or Integrity has ever been conducted or used in such a manner as to constitute a violation of any of the Applicable Environmental Laws, other than violations that in the aggregate are not material to the business or operations of either Brownlee or Integrity; 2.1.18.5. Environmental Claims. No notice has been served on Brownlee, Integrity or any of the Shareholders from any entity, governmental agency or
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



                  individual  regarding  any  existing,  pending  or  threatened investigation, inquiry, enforcement action or litigation related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations, response costs or contribution under any Applicable Environmental Laws;

     2.1.18.6. Renewals. None of the Shareholders knows of any reason Brownlee, Integrity or their successors would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any of the Applicable Environmental Laws to operate and use any of assets of either Brownlee or Integrity for their current purposes and uses; and

                           2.1.18.7. Asbestos and PCBs. No material amounts of friable asbestos currently exist on any property owned or operated by either Brownlee or Integrity, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by either Brownlee or Integrity in the operations or on the properties of either Brownlee or Integrity.

                  2.1.19. Compliance with Other Laws. To the knowledge of the Shareholders, neither Brownlee nor Integrity are in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ss.ss.651 et seq.) as amended, or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.

                  2.1.20. No ERISA Plans or Labor Issues. Neither Brownlee nor Integrity currently sponsor, maintain or contribute to and neither
         Brownlee nor Integrity has at any time sponsored, maintained or contributed to any employee benefit plan which is or was subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither Brownlee nor Integrity has engaged in any unfair labor practices which could reasonably be expected to result in a material adverse effect on the operations or assets of either Brownlee or Integrity. Neither Brownlee nor Integrity has any dispute with any of the existing or former employees of either Brownlee or Integrity. There are no labor disputes or, to the knowledge of any of the Shareholders, any disputes threatened by current or former employees of either Brownlee or Integrity.

                  2.1.21. Investigations; Litigation. No investigation or review by any governmental entity with respect to either Brownlee or Integrity or any of the transactions contemplated by this Agreement is pending or, to the knowledge of any of the Shareholders, threatened, nor has any governmental entity indicated to either Brownlee or Integrity an intention to conduct the same, and there is no action, suit or proceeding pending or, to the knowledge of any of the Shareholders, threatened against or affecting either Brownlee or Integrity at law or in equity, or before any federal, state, municipal or other governmental department, commission,

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                                                        10
         board, bureau, agency or instrumentality, that either individually or in the aggregate, does or is likely to result in an adverse change in the financial condition, properties or business of either Brownlee or Integrity.

                  2.1.22. Absence of Certain Business Practices. Neither Brownlee, Integrity nor any officer of either Brownlee or Integrity, nor, to the knowledge of any of the Shareholders, any employee or agent of either Brownlee or Integrity or any other person acting on behalf of either Brownlee or Integrity, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of either Brownlee or Integrity (or to assist either Brownlee or Integrity in connection with any actual or proposed transaction) which (i) might subject either Brownlee or Integrity to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had an adverse effect on the assets, business or operations of either Brownlee or Integrity as reflected in the 9/30 Financial Statements, or (iii) if not continued in the future, might adversely affect the assets, business operations or prospects of either Brownlee or Integrity or which might subject either Brownlee or Integrity to suit or penalty in a private or governmental litigation or proceeding.

                  2.1.23. Untrue Statements. Brownlee, Integrity and the Shareholders have made available to Key true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to the assets and business of each of Brownlee and Integrity, and such information covers all commitments and liabilities of each of Brownlee and Integrity relating principally to its business or its assets. This Agreement and the agreements and instruments to be entered into in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.

                  2.1.24. Investment Representations. Each of the Shareholders acknowledges, represents and agrees that:

                  (a)  the  Key  Shares  have  not  been  registered  under  the
         Securities  Act  of  1933,  as  amended  (the  "Securities   Act"),  or
         registered or qualified under any applicable state securities laws;

                  (b) the Key Shares are being issued to such Shareholder in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon such Shareholder's bona fide investment intent with respect to the Key Shares;

                  (c) such Shareholder's acquisition of the Key Shares is solely for his own account for investment, and such Shareholder is not acquiring the Key Shares for the account of any

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                                                        11
         other person or with a view toward resale, assignment, fractionalization, or distribution thereof;

                  (d) such Shareholder shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Key Shares except in accordance with the registration requirements of the Securities Act and applicable state securities laws or upon delivery to Key of an opinion of legal counsel reasonably satisfactory to Key that an exemption from registration is available;

                  (e) such Shareholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Key Shares, and to make an informed investment decision;

                  (f) such Shareholder has received a copy of Key's annual report on Form 10-K for the year ended June 30, 1996 as filed with the Securities and Exchange Commission (the "SEC"). Such Shareholder has had the opportunity to ask questions of, and receive answers from Key's officers and directors concerning such Shareholder's acquisition of the Key Shares and to obtain such other information concerning Key and the Key Shares, to the extent Key's officers and directors possessed the same or could acquire it without unreasonable effort or expense, as such Shareholder deemed necessary in connection with making an informed investment decision;

                  (g) since the Key Shares have not been registered under the Securities Act or applicable state securities laws, such Shareholder must bear the economic risk of holding the Key Shares for an indefinite period of time, and is capable of bearing such risk; and

                  (h) in addition to any other legends required by law or the other agreements entered into in connection herewith, each certificate evidencing the Key Shares will bear a conspicuous restrictive legend substantially as follows:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH OTHER STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  2.1.25. Consents and Approvals. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity

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                                                        12
         other than the Shareholders, is required to be made or obtained by Brownlee, Integrity or the Shareholders in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

                  2.1.26. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Shareholders and their counsel directly with Key and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.


                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF KEY

         Key represents and warrants to each of the Shareholders as follows:

         3.1. Organization and Standing. Key is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

         3.2. Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Key, and this Agreement is a valid and binding obligation of Key enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement will not result in the breach of any term or provision of or constitute a default under any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Key or any of its subsidiaries is a party.

         3.3. Capitalization. The capitalization of Key consists of 25,000,000 shares of Key Common Stock, of which, as of September 30, 1996, 10,488,513 shares were issued and outstanding; provided, however, that the board of directors of Key has the authority, without further shareholder action, to redesignate, all of the authorized and unissued shares of Key Common Stock into one or more series of preferred stock, of which, as of the date hereof, no shares have been so designated or issued.

         3.4.  Finder's Fee.   All negotiations relative to this Agreement and
the transactions contemplated hereby have been carried on by Key and its counsel directly with the Shareholders and

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                                                        13
their counsel, without the intervention by any other person as the result of any act of Key in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.


                                    ARTICLE 4

                              ADDITIONAL AGREEMENTS

         4.1. Noncompetition. Except as otherwise consented to or approved in writing by Key, each of the Shareholders agrees that for a period of 60 months following the Effective Date, he will not, directly or indirectly, acting alone or as a member of a partnership or as an officer, director, employee, consultant, representative, holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in any business providing oil field pulling services, trucking services or fishing and rental tool services in those territories specified on Schedule 4.1 hereto;
(ii) request any present customers or suppliers of either Brownlee or Integrity to curtail or cancel their business with either Brownlee or Integrity; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of Brownlee, Integrity, or Key (or Key's affiliates) or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of Brownlee, Integrity or Key (or Key's affiliates) to terminate his employment. Each of the Shareholders agrees that if either the length of time or geographical area set forth in this Section 4.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section 4.1 are in addition to any other obligations that the Shareholders may have under the laws of the State of Texas requiring an employee of a business or a shareholder who sells his stock in a corporation to limit his activities so that the goodwill and business relations of his employer and of the corporation whose stock he has sold (and any successor corporation) will not be materially impaired. Each of the Shareholders further agrees and acknowledges that Key does not have any adequate remedy at law for the breach or threatened breach by the Shareholders of this covenant, and agrees that Key may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin the Shareholders from such breach or threatened breach. If any provisions of this Section 4.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Each of the Shareholders acknowledges that the covenants set forth in this Section 4.1 are being executed and delivered by the Shareholders in consideration of the covenants of Key contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged.

         4.2. Stock Certificate Issuance. On the date hereof Key shall file an additional listing application with the American Stock Exchange requesting the listing of the Key Shares. On the date Key receives notice of approval of such request, Key shall send written instructions to its transfer agent and registrar to issue, countersign and register one or more certificates representing the Key Shares in the names of the Shareholders in accordance with written instructions signed by each of the

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



Shareholders and deliver such certificate(s) to the Shareholders at the address specified in Section 6.4 hereof.

         4.3. Payment of Certain Debts. On or before November 8, 1996, Key shall pay in full those liabilities listed on Schedule 4.3 hereto, whether by payment of cash or by issuance of promissory notes by Key. In the event that such debts are satisfied by the issuance of promissory notes by Key, the issuance of such notes shall cause the personal guaranties related to such debts by the Shareholders to be released.

         4.4. Registration Rights. Key has delivered to the Shareholders a copy of the Registration Right Agreement among Key, McMahan Securities Co. L.P. and Rauscher Pierce Refsnes, Inc. dated July 3, 1996 (the "Registration Rights Agreement") pursuant to which Key has agreed to (i) file a registration statement (the "Shelf Registration Statement") with the SEC on or before April 3, 1997 registering the resale of certain shares of Key Common Stock issuable upon conversion of certain outstanding convertible debentures of Key and (ii) use its best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or before July 3, 1997. Key hereby agrees to include the resale of the Key Shares in the Shelf Registration Statement; provided, that (i) each of the Shareholders shall have all duties and obligations of a "Holder" under the Registration Rights Agreement and (ii), notwithstanding the inclusion of the resale of the Key Shares in the Shelf Registration Statement, the Shareholders shall have no right to participate in an underwritten offering of Key Common Stock by those debenture holders, if any, exercising their rights under the Registration Rights Agreement. In the event that the Shelf Registration Statement is not declared effective by the SEC by July 3, 1997, Key shall purchase the Key Shares from the Shareholders for an aggregate purchase price equal to the greater of (i) the aggregate market value of the Key Shares calculated using the per share closing price on July 3, 1997 as reported by the American Stock Exchange and (ii) $500,000.

         4.5. Right of First Refusal. If the Shareholders desire to sell more than 12,000 Key Shares during any 30-day period, then the Shareholders, prior to making such sale, shall first offer such excess shares (the "Excess Shares") for sale to Key in accordance with the following provisions and on the terms and conditions set forth in this Section 4.5. The Shareholders shall offer the Excess Shares to Key by delivering a written notice (the "Offering Notice") to Key indicating the number of Excess Shares and wiring instructions for payment of the Purchase Price (defined below). If Key desires to accept such offer, Key shall, within five (5) days from the date of receipt of the Offering Notice, deliver a written notice (the "Acceptance Notice") to the Shareholders indicating the number of Excess Shares which Key intends to purchase. If within such 5-day period, Key shall have failed to deliver the Acceptance Notice, then Key shall be deemed to have rejected such offer and the Shareholders may sell the Excess Shares without restriction under this Section 4.5. The parties hereto shall consummate the sale, if any, of the Excess Shares hereunder within ten
(10) days following the Shareholders' receipt of the Acceptance Notice, such consummation to consist of (i) delivery by the Shareholders of stock certificate(s) representing the Excess Shares accompanied by duly executed stock powers and (ii) payment by Key of the Purchase Price to the Shareholders by means of a wire transfer of immediately available funds in accordance with the instructions contained

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                                                        15
in the Offering Notice. The term "Purchase Price" shall mean the aggregate market value of the Excess Shares calculated using the per share closing price on date of the Offering Notice as reported by the American Stock Exchange.

         4.6. Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby.


                                    ARTICLE 5

                                 INDEMNIFICATION

         5.1. Indemnification by the Shareholders. In addition to any other remedies available to Key under this Agreement, or at law or in equity, each of the Shareholders shall jointly and severally indemnify, defend and hold harmless Key, and its respective officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obliga tions, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by, the Shareholders to perform, their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Key by the Shareholders under this Agreement.

         5.2. Indemnification by Key. In addition to any other remedies available to the Shareholders under this Agreement, or at law or in equity, Key shall jointly and severally indemnify, defend and hold harmless each of the Shareholders and his employees and agents against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Key to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Shareholders by or on behalf of Key under this Agreement.

         5.3. Indemnification Procedure. In the event that any party hereto discovers or otherwise becomes aware of a claim for Damages arising under this
Article 5, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commence ment of any action or proceeding with respect to which a claim for Damages arising under this Article 5 may be made, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided,

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



however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not mate rially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

         5.4. Limitation on Indemnification. Notwithstanding any provisions contained in this Article 5, neither Key nor any of the Shareholders (nor any of their affiliates) shall be required to pay an indemnified party any amount with respect to any claim for Damages arising under this Article 5 with respect to the breach of any warranty or the inaccuracy of any representation contained in this Agreement (the "Representation/Warranty Damages") until the Representation/Warranty Damages which the indemnified party suffered under this Agreement aggregate at least $50,000, at which time and in such event the indemnified party shall be entitled to receive payment for all of the aggregate Representation/Warranty Damages.

         5.5. Indemnification Disputes. In the event a lawsuit is filed by an indemnified party against an indemnifying party asserting a claim for Representation/Warranty Damages and a court of competent jurisdiction renders a summary judgment against the indemnified party with respect to such claim, which judgment can no longer be appealed, the indemnified party shall be liable for all reasonable attorneys fees and expenses incurred by indemnifying party in the defense of such claim.



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                                    ARTICLE 6

                                  MISCELLANEOUS

         6.1. Survival of Representations, Warranties and Covenants. All representations and warranties made by the parties hereto shall survive for a period of 12 months from the date hereof, notwithstanding any investigation made by or on behalf of any of the parties hereto; provided, however, that the representations and warranties contained in Section 2.1.12 hereof shall survive until the expiration of the applicable statute of limitations associated with the taxes at issue. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive for a period of 12 months from the date hereof despite any investigation made by any party hereto or on its behalf. All covenants and agreements contained herein shall survive as provided herein.

     6.2. Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

     6.3. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     6.4. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested.
                                   If to Key:

Addressed to:                                     With a copy to:
Key Energy Group, Inc.                            Porter & Hedges, L.L.P.
Two Tower Center, Tenth Floor                     700 Louisiana, 35th Floor
East Brunswick, New Jersey 08816                  Houston, Texas 77210-4744
Attn: Francis D. John                             Attention: Samuel N. Allen
Facsimile:  (908) 247-5148                        Facsimile:  (713) 228-1331

                             If to any Shareholder:


Addressed to:                                     With a copy to:
Reo Brownlee                                      Dan A. Sullivan
2 Chapparal Circle                                119 N.W. Avenue "A"
(or P.O. Box 1068)                                Andrews, Texas 79714
Andrews, Texas 79714                              Facsimile: (915) 523-4496
Facsimile: (915) 523-6230


         Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

     6.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

     6.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.
         6.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     6.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Texas.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF,  the Shareholders  have executed this Agreement and
Key has caused this Agreement to be signed in its corporate name by its duly authorized representative, all as of the day and year first above written.

                                                     KEY ENERGY GROUP, INC.


                                       By:
                                      Name:
                                     Title:



                                                     SHAREHOLDERS



                                                     Reo Brownlee



                                                     Elvin Brownlee, Jr.



                                                     Elvin Brownlee, III

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                                 SCHEDULE 2.1.8

                                      None

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                                 SCHEDULE 2.1.10

                                      None


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                                 SCHEDULE 2.1.11

Since the Balance Sheet Date, Brownlee has transferred to third parties the following assets (with associated book values) which appear on the 9/30 Balance
Sheet:


Suburban vehicle (reflected in the Autos
and Trucks line item) ................................              $ 33,990.00
1971 Oldsmobile (reflected in the Autos
and Trucks line item).................................                 5,500.00
Boats/golf carts/shed.................................                69,646.00
Del Rio property......................................                35,000.00
Lubbock property......................................                45,000.00
Stocks................................................                25,000.00
Accounts Receivable - Officers........................               326,737.38

Since the Balance Sheet Date, Brownlee has paid off the following liabilites which appear on the 9/30 Balance Sheet:

Note - Bennie's Transports............................               $36,230.82

Note - Treasury Stock.................................               164,261.96

Since the Balance Sheet Date, Brownlee has incurred the following liability which does not appear on the 9/30 Balance Sheet:

NBA Note #8600                                                       $200,000.0

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


                                  SCHEDULE 4.1

The noncompetition territories shall be comprised of the state of Texas and the state of New Mexico.

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